Exhibit 3.2

Memorandum of Association
The Companies Act 1981
Section 7(1) and (2)

Ranger Bermuda Topco Ltd (202404397)

Filing Date	27-Dec-2024 11:25:13

General details

Type of company	Exempted

Company Name	Ranger Bermuda Topco Ltd

Entity type	Company Limited By Shares

Objects and provisions

The objects for which the Company is formed and incorporated are unrestricted only	Yes

Provisions regarding the powers of the Company	The following are provisions regarding the powers of the Company: - (i) has the powers of a natural person; (ii) subject to the provisions of Section 42 of the Companies Act 1981, has the power to issue preference shares which at the option of the holders thereof are to be liable to be redeemed; (iii) has the power to purchase its own shares in accordance with the provisions of Section 42A of the Companies Act 1981; and (iv) has the power to acquire its own shares to be held as treasury shares in accordance with the provisions of Section 42B of the Companies Act 1981.

Subscribers

Subscriber 1

Entity Name	Appleby Global Corporate Services (Bermuda) Ltd

Registration Number	54126

Has Bermudian status	Yes

Number of shares	1

Shareholdings

Currency	USD - United States Dollar

Authorised share capital	10.00

Declarations

The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.	Yes

The subscribers listed in this application respectively agreed to take such number of shares of the Company as may be allotted to them respectively by the provisional directors of the Company, not exceeding the number of shares for which they have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to them respectively.

Yes

Submitted By	APPLEBY GLOBAL CORPORATE SERVICES (BERMUDA) LTD
BETHANY SHAW
BERMUDA, CANON'S COURT, 22 VICTORIA ST., HAMILTON, PEMBROKE, HM 12

Public filing document	Ranger_Bermuda_Topco_Ltd_-_details_of_classes_of_shares.pdf

Registration No.
202404397

GOVERNMENT OF BERMUDA

Registrar of Companies

The Companies Act 1981

CERTIFICATE OF DEPOSIT OF

MEMORANDUM OF INCREASE OF SHARE CAPITAL

THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of

Ranger Bermuda Topco Ltd

was delivered to the Registrar of Companies on the 10th day of March 2025 in accordance with section 45(3) of the Companies Act 1981 (the "Act").

/s/ Kenneth Joaquin

Kenneth Joaquin

Registrar of Companies

11th day of March 2025

Memorandum of Increase of Share Capital

The Companies Act 1981

Ranger Bermuda Topco Ltd (202404397)

Filing Date	11-Mar-2025 10:18:18

Shareholdings
Changed
Currency	USD - United States Dollar

Authorised share capital	10.00

Increased by	8,499,990.00

Authorised share captial as increased	8,500,000.00

Submitted By	APPLEBY GLOBAL CORPORATE SERVICES (BERMUDA) LTD JILL MARA CROFTON BERMUDA, CANON'S COURT, 22 VICTORIA ST., HAMILTON, PEMBROKE, HM 12

Registration No.

202404397

GOVERNMENT OF BERMUDA

Registrar of Companies

The Companies Act 1981

CERTIFICATE OF DIMINUTION OF AUTHORISED BUT

UNISSUED SHARE CAPITAL

THIS IS TO CERTIFY that a Diminution of Authorised but Unissued Share Capital of

Ranger Bermuda Topco Ltd

was delivered to the Registrar of Companies on the 24th day of March 2025 in accordance with section 45(1)(a)(iii) of the Companies Act 1981 (the "Act").

[Name]
Registrar of Companies
[•] day of [•] 2025

Memorandum of Diminution of Authorised but Unissued Share Capital

The Companies Act 1981

Ranger Bermuda Topco Ltd (202404397)

Filing Date	[Day]-[Month]-2025 [Time of Filing]

Shareholdings
Changed
Currency	USD – United States Dollar

Cancellation amount	8,075,000

Authorised share capital after cancellation	425,000

Issued share capital	1000

Share premium account	0

Submitted By	APPLEBY GLOBAL CORPORATE SERVICES (BERMUDA) LTD
[NAME]
BERMUDA, CANON’S COURT, 22 VICTORIA ST., HAMILTON, PEMBROKE, HM 12